Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS SECOND QUARTER RESULTS
•  Asset sales progressing as planned
•   Increases full year guidance
•   EBITDA met the high end of our expectations
•   Portfolio RevPAR increased 10% in June
IRVING, Texas…July 25, 2012 - FelCor Lodging Trust Incorporated (NYSE: FCH), today reported operating results for the second quarter ended June 30, 2012.
Second Quarter Summary:

•
Revenue per available room (“RevPAR”) for 69 same-store hotels (45 core plus 24 non-strategic) increased 5.9% for the quarter and 9.9% in June. RevPAR at newly-acquired and redeveloped hotels increased 16.4% during June.

•	Hotel EBITDA margin increased 62 basis points to 28.8% for the quarter.

•	Adjusted EBITDA was $66.2 million, which was at the high-end of our expectations. Adjusted funds from operations (“FFO”) per share was $0.18.

•	Net income was $12.0 million.

•
Sold six non-strategic hotels for $103 million. Proceeds were used to repay $73 million of related debt and other costs. The remainder will be used to pay $30 million of accrued preferred dividends on July 31.

•	Agreed to sell one hotel (with a hard-money deposit received in July) for gross proceeds of $25.5 million, which will be used to repay debt.

•	Completed work at nine of 10 hotels undergoing renovations and redevelopments.
Second Quarter Operating Results:
RevPAR for 69 same-store hotels was $110.26, a 5.9% increase compared to the same period in 2011. The increase reflects a 6.6% increase in average daily rate (“ADR”) to $144.01 and a 60 basis point decrease in occupancy to 76.6%. The decrease in occupancy was driven by displacement from renovations at eight hotels. RevPAR growth improved sequentially throughout the quarter, as we completed most of our renovation projects. RevPAR increased 9.9% in June compared to the prior year.
Commenting on second quarter results, Richard A. Smith, President and Chief Executive Officer of FelCor, said, “I am very pleased with the progress we made on our strategic initiatives this quarter. We have completed work at nine of the 10 hotels undergoing renovations and redevelopments this year. We expect our portfolio to benefit from improvements at these hotels,

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

as well as our newly-acquired hotels, which will generate above-market growth going forward. Lodging industry trends are encouraging; group pace is accelerating, and the portfolio is nearing prior peak occupancy, while new supply remains constrained. As a result, we are experiencing broad-based strength in almost all markets. These tailwinds allow us to further remix customer segments and increase absolute rates. ADR for our portfolio increased 8.3% in June, and we expect that trend to continue. Therefore, we have increased our annual guidance to reflect higher RevPAR growth for the second half of the year. Furthermore, our asset sale program is progressing as planned. We sold six hotels in the second quarter, have agreed to sell one more hotel with a hard-money deposit, are under contract to sell two additional hotels and are in various negotiations with regard to our other properties that are currently being marketed for sale.”
Hotel EBITDA was $73.7 million, which was 7.1% higher than the same period in 2011. Hotel EBITDA and other same-store metrics reflect 69 same-store hotels.
Same-store Adjusted EBITDA was $64.5 million, 8.4% higher than the $59.5 million for the same period in 2011. Adjusted EBITDA (which includes sold hotels during the period owned) was $66.2 million, 2.9% higher than the same period in 2011. Adjusted FFO was $22.3 million, or $0.18 per share, compared to $0.13 per share in the prior year period.
Net income attributable to common stockholders was $2.2 million, or $0.02 per share for the quarter, compared to a net loss of $51.9 million, or $0.42 per share, for the same period in 2011. Net income included a $16.7 million gain on asset sales.
EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 17 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Year to Date Operating Results:
RevPAR for 69 same-store hotels was $102.78, a 4.8% increase compared to the same period in 2011. The increase was driven by a 5.1% increase in ADR to $140.68. Displacement from renovations and redevelopments impacted revenue by $8 million.
Hotel EBITDA was $121.9 million, 5.7% higher than $115.4 million for the same period in 2011.
Same-store Adjusted EBITDA was $101.7 million, 7.9% higher than the $94.2 million for the same period in 2011. Adjusted EBITDA (which includes sold hotels during the period owned) was $107.6 million, 0.8% lower than the same period in 2011. Adjusted FFO was $20.3 million, or $0.16 per share, which is $0.03 per share higher than the prior year.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Net loss attributable to common stockholders was $36.0 million, or $0.29 per share for the six months ended June 30, 2012, compared to a net loss of $93.3 million, or $0.85 per share, for the same period in 2011.

Portfolio Repositioning:

On May 31, we sold six non-strategic hotels for $103 million. The portfolio consists of the Holiday Inn-San Antonio-Airport, Sheraton Suites Ft. Lauderdale-Cypress Creek, Doubletree Guest Suites in Raleigh/Durham and Tampa-Rocky Point, and the Embassy Suites hotels in Boca Raton and St. Paul. The purchase price represents a 6.8% cap rate for the portfolio, based on 2011 net operating income. The proceeds were used to repay debt and a portion of the accrued preferred dividends.

In July, we agreed to sell an additional non-strategic hotel (Embassy Suites-Anaheim- North) for gross proceeds of $25.5 million. We expect the sale to close in August.

As previously announced, we will sell 39 hotels as part of our portfolio repositioning plan. To date, we have sold 15 hotels and expect to complete the sale of one more in August. We are currently marketing nine hotels for sale and expect to generate approximately $220 million in gross proceeds from selling these hotels (which is unchanged from prior expectations). We expect to bring the remaining 14 hotels to market in late 2012 or in early 2013. We will use the proceeds from selling the hotels to continue reducing debt, pay the remaining accrued preferred dividends, build a sound and flexible balance sheet, and improve long-term FFO and stockholder value.

Capital Expenditures:

During the quarter, we spent $32.5 million on capital improvements at our operating hotels (including our pro rata share of joint venture expenditures).

During 2012, we anticipate spending approximately $85 million on improvements and renovations, a majority of which is focused on 10 hotels, including four of our largest properties. We expect to spend an additional $35 million on value-enhancing redevelopment projects at three hotels: Morgans, Embassy Suites-Myrtle Beach-Oceanfront Resort, and The Fairmont Copley Plaza. Please see page 12 of this release for more detail on renovations.

As of today, we had completed work at nine of the 10 hotels that were undergoing renovation and redevelopment. In July, we completed the redevelopment at The Fairmont Copley Plaza, when the food and beverage areas were completed (guest rooms and corridors were completed in April). RevPAR at this hotel increased 11.8% in June compared to the prior year period, driven by a 15.1% increase in ADR.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

The redevelopment of the 4+ star Knickerbocker hotel, located in midtown Manhattan, is progressing as planned. We have spent $12 million to date for the redevelopment in excess of the acquisition costs. The project timeline and budget remain on schedule. The core and shell work began in June 2012, and the hotel is scheduled to open in late 2013.

Balance Sheet:

At June 30, 2012, we had $1.5 billion of consolidated debt, with an average interest rate of 7.6% and weighted average maturity of five years. We had $64.1 million of cash and cash equivalents on hand and had $20 million drawn on our $225 million line of credit. During the second quarter, we used $73 million of sales proceeds to repay debt and fund related costs.

On June 29, we declared dividends on our Series A Cumulative Convertible Preferred Stock of $1.9975 per share and our Series C Cumulative Redeemable Preferred Stock of $2.05 per depositary share, which will be paid July 31. In conjunction with the current quarterly dividend, the payment includes $1.51 per share and $1.55 per depositary share, respectively, of accrued dividends in arrears, which represents $30 million of the $67.7 million outstanding. We expect to pay the remaining accrued dividends during 2012 using proceeds from future asset sales.

Andrew J. Welch, FelCor’s Executive Vice President and Chief Financial Officer, said, “We continue to make progress in strengthening our balance sheet by reducing leverage and refinancing existing debt to reduce our average interest rate and stagger debt maturities. For example, we are currently pursuing the refinancing of the $108 million mortgage loan that bears interest at 9.0% and is scheduled to mature in 2014. We expect the new loan will have a significantly lower interest rate and further lengthen and stagger our maturity profile. In addition, we anticipate repaying the outstanding $88 million balance remaining on the CMBS loan that matures in 2013, eliminating our lone debt maturity through 2013. We remain committed to reducing our leverage to 4.5 times by mid-2015 through asset sales and future earnings growth, as well as to significantly lowering our cost of borrowing.”

Outlook:

We are increasing our 2012 operating outlook to reflect second quarter results and higher RevPAR growth for the second half of the year. For guidance purposes, we continue to assume the sale of 12 hotels (nine currently marketed for sale, one scheduled to be sold in August, and two additional for which we have received unsolicited offers) during 2012, and our guidance reflects the updated timing of those sales. The sale of the Embassy Suites-Anaheim-North is assumed to occur in August and the sale of two hotels under contract are assumed to be sold in September.  For the nine remaining hotels, the low-end of our outlook now assumes the sales occur near the end of the third quarter. The high-end of our outlook now assumes the sales occur near the end of the fourth quarter.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

The following table reconciles our 2012 Adjusted EBITDA outlook (in millions):

	Low	Mid	High
Previous Adjusted EBITDA Outlook	$192	$199	$206
Improved Operations	3	2	1
Updated timing of Asset Sales (12 hotels)	4	3	2
Current Adjusted EBITDA Outlook	$199	$204	$209

The following table reconciles to 2012 Same-store Adjusted EBITDA (in millions):

Current Adjusted EBITDA Outlook	$199	$204	$209
Discontinued Operations(a)	(28)	(30)	(32)
Same-store Adjusted EBITDA (57 hotels)	$171	$174	$177

(a)	EBITDA for assets sold/expected to sell from January 1, 2012, through the date of sale/expected sale.

Based on the above assumptions for 2012, we anticipate:

•	Same-store RevPAR to increase between 5.5% and 7.0%;

•	Adjusted EBITDA to be between $199 million and $209 million;

•	Adjusted FFO per share to be between $0.21 and $0.28;

•	Net loss attributable to FelCor to be between $58 million and $53 million; and

•	Interest expense, including pro rata share of joint ventures, to be between $129 million and $131 million.

About FelCor:

FelCor, a real estate investment trust, is the nation’s largest owner of upper-upscale, all-suite hotels. FelCor owns interests in 70 properties located in major markets throughout 22 states. FelCor’s diversified portfolio of hotels and resorts are flagged under global brands such as: Doubletree ®, Embassy Suites Hotels®, Hilton®, Fairmont®, Marriott®, Renaissance®, Sheraton®, Westin® and Holiday Inn®. Additional information can be found on the Company’s Web site at www.felcor.com.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

We invite you to listen to our second quarter earnings Conference Call on Wednesday, July 25, 2012 at 10:00 a.m. (Central Time). The conference call will be Webcast simultaneously on FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “News Releases” page. The conference call replay also will be archived on the Company’s Web site.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the six month period ended June 30, 2012.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Quarterly Report on Form 10-Q.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues:
Hotel operating revenue:
Room	$200,186	$185,016	$373,202	$345,353
Food and beverage	40,616	40,291	77,140	75,108
Other operating departments	15,243	14,085	26,870	25,955
Other revenue	956	1,011	1,231	1,236
Total revenues	257,001	240,403	478,443	447,652
Expenses:
Hotel departmental expenses:
Room	51,268	48,495	99,001	91,847
Food and beverage	31,537	29,719	61,286	57,099
Other operating departments	6,167	6,425	11,901	12,083
Other property-related costs	65,508	62,151	129,943	122,683
Management and franchise fees	11,969	11,077	22,335	20,732
Taxes, insurance and lease expense	25,192	22,341	47,505	42,119
Corporate expenses	6,167	6,910	14,379	16,447
Depreciation and amortization	31,789	30,957	63,362	61,744
Impairment loss	1,335	7,003	1,335	7,003
Other expenses	800	1,616	1,763	2,247
Total operating expenses	231,732	226,694	452,810	434,004
Operating income	25,269	13,709	25,633	13,648
Interest expense, net	(31,647)	(34,347)	(62,688)	(67,116)
Debt extinguishment	(162)	(23,660)	(169)	(23,905)
Gain on involuntary conversion, net	—	21	—	171
Loss before equity in income (loss) from unconsolidated entities	(6,540)	(44,277)	(37,224)	(77,202)
Equity in income (loss) from unconsolidated entities	1,362	31	1,138	(1,552)
Loss from continuing operations	(5,178)	(44,246)	(36,086)	(78,754)
Discontinued operations	17,206	1,849	19,253	4,631
Net income (loss)	12,028	(42,397)	(16,833)	(74,123)
Net loss (income) attributable to noncontrolling interests in other partnerships	(148)	(51)	54	(109)
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	(11)	183	185	303
Net income (loss) attributable to FelCor	11,869	(42,265)	(16,594)	(73,929)
Preferred dividends	(9,678)	(9,678)	(19,356)	(19,356)
Net income (loss) attributable to FelCor common stockholders	$2,191	$(51,943)	$(35,950)	$(93,285)
Basic and diluted per common share data:
Loss from continuing operations	$(0.12)	$(0.44)	$(0.45)	$(0.90)
Net income (loss)	$0.02	$(0.42)	$(0.29)	$(0.85)
Basic and diluted weighted average common shares outstanding	123,638	122,992	123,651	109,249

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2012	2011
Assets
Investment in hotels, net of accumulated depreciation of $948,838 and$987,895 at June 30, 2012 and December 31, 2011, respectively	$1,876,168	$1,953,795
Hotel development	130,727	120,163
Investment in unconsolidated entities	59,939	70,002
Cash and cash equivalents	64,099	93,758
Restricted cash	83,777	84,240
Accounts receivable, net of allowance for doubtful accounts of $368 and $333 at June 30, 2012 and December 31, 2011, respectively	30,987	27,135
Deferred expenses, net of accumulated amortization of $14,588 and $13,119 at June 30, 2012 and December 31, 2011, respectively	26,303	29,772
Other assets	30,833	24,363
Total assets	$2,302,833	$2,403,228
Liabilities and Equity
Debt, net of discount of $27,026 and $32,069 at June 30, 2012 and December 31, 2011, respectively	$1,534,752	$1,596,466
Distributions payable	76,293	76,293
Accrued expenses and other liabilities	135,954	140,548
Total liabilities	1,746,999	1,813,307
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 627 and 636 units issued and outstanding at June 30, 2012 and December 31, 2011, respectively	3,320	3,026
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at June 30, 2012 and December 31, 2011	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at June 30, 2012 and December 31, 2011	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized and 124,227 shares issued at June 30, 2012, and 124,281 shares issued at December 31, 2011	1,242	1,243
Additional paid-in capital	2,353,397	2,353,251
Accumulated other comprehensive income	25,729	25,738
Accumulated deficit	(2,333,621)	(2,297,468)
Total FelCor stockholders’ equity	525,521	561,538
Noncontrolling interests in other partnerships	26,993	25,357
Total equity	552,514	586,895
Total liabilities and equity	$2,302,833	$2,403,228

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels		Interest Rate (%)		Maturity Date	June 30, 2012	December 31, 2011
Line of credit	10		L + 4.50		August 2014(a)	$20,000	$—
Hotel mortgage debt
Mortgage debt	7		L + 5.10	(b)	April 2015	186,669	202,982
Mortgage debt	7		9.02		April 2014	107,889	109,044
Mortgage debt	6		L + 2.20		May 2013(c)	88,395	156,398
Mortgage debt	5	(d)	6.66		June - August 2014	66,419	67,375
Mortgage debt	1		5.81		July 2016	10,640	10,876
Senior notes
Senior secured notes	6		6.75		June 2019	525,000	525,000
Senior secured notes(e)	11		10.00		October 2014	464,880	459,931
Other(f)	—		L + 1.50		December 2012	64,860	64,860
Total	53					$1,534,752	$1,596,466

(a)	Our $225 million line of credit can be extended for one year (to 2015), subject to satisfying certain conditions.

(b)	LIBOR (for this loan) is subject to a 3% floor. We purchased an interest rate cap ($203 million notional amount) that caps LIBOR at 5.4% and expires May 2013.

(c)	This loan can be extended for six months, subject to satisfying certain conditions.

(d)	The hotels securing this debt are subject to separate loan agreements and are not cross-collateralized.

(e)
These notes have $492 million in aggregate principal outstanding ($144 million and $96,000 in aggregate principal amount was redeemed in June 2011 and January 2012, respectively) and were initially sold at a discount that provided an effective yield of 12.875% before transaction costs.

(f)
This loan is related to our Knickerbocker development project and is fully secured by restricted cash and a mortgage. Because we were able to assume an existing loan when we purchased this hotel, we were not required to pay any local mortgage recording tax. When that loan is transferred to a new lender and made part of our construction loan, we expect to only pay such tax to the extent of the incremental principal amount of the construction loan.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Schedule of Encumbered Hotels
(dollars in millions)

	June 30, 2012
Consolidated Debt	Balance	Encumbered Hotels
Line of credit	$20
Charlotte SouthPark - DT, Dana Point - DTGS, Houston Medical Center - HI, Myrtle Beach - HLT, Mandalay Beach - ES, Nashville Airport - ES, Philadelphia Independence Mall - HI, Pittsburgh University Center - HI, Santa Barbara Goleta - HI and Santa Monica at the Pier - HI

Mortgage debt	$187	Atlanta Buckhead - ES, Atlanta Galleria - SS, Boston Marlboro - ES, Burlington - SH, Orlando South - ES, Philadelphia Society Hill - SH and South San Francisco - ES
Mortgage debt	$108	Baton Rouge - ES, Birmingham - ES, Ft. Lauderdale - ES, Miami Airport - ES, Milpitas - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$88	Anaheim - ES, Bloomington - ES, Charleston Mills House - HI, Deerfield Beach - ES, Jacksonville - ES and Dallas Love Field - ES
CMBS debt(a)	$66	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$11	Indianapolis North - ES
Senior secured notes	$525	Boston Copley - FMT, Los Angeles International Airport - ES, Indian Wells Esmeralda Resort & Spa - REN, St. Petersburg Vinoy Resort & Golf Club - REN, Morgans and Royalton
Senior secured notes	$465
Atlanta Airport - SH, Boston Beacon Hill - HI, Myrtle Beach Resort - ES, Nashville Opryland -Airport - HI, New Orleans French Quarter - HI, Orlando Walt Disney World® - DTGS, San Diego on the Bay - HI, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

(a)	The hotels securing this debt are subject to separate loan agreements and are not cross-collateralized.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Capital Expenditures
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Improvements and additions to majority-owned hotels	$31,964	$20,206	$73,349	$35,244
Partners’ pro rata share of additions to consolidated joint venture hotels	(270)	(251)	(630)	(440)
Pro rata share of additions to unconsolidated hotels	803	339	1,365	1,472
Total additions to hotels(a)	$32,497	$20,294	$74,084	$36,276

(a)    Includes capitalized interest, property taxes, ground leases and certain employee costs.

Hotels Under Renovation or Redevelopment During 2012

	Primary Areas	Start Date	End Date
Renovations
Philadelphia Society Hill‑SH	guest rooms, corridors, public areas, meeting space, re-concept F&B	Nov-2011	Apr-2012
Mandalay Beach-ES	guestrooms, corridors, lobby, exterior	Oct-2011	May-2012
Napa Valley-ES	guestrooms, corridors, public areas	Nov-2011	Apr-2012	(a)
Austin-DTGS	guestrooms, corridors, public areas, entrance, F&B upgrade	Jun-2011	Feb-2012
Boston Beacon Hill-HI	guestrooms, lobby, F&B	Dec-2011	Apr-2012
Charlotte SouthPark-DT	guestrooms, corridors, exterior, lobby, upgrade F&B	Nov-2011	May-2012
Pittsburgh University Center-HI	guestrooms, public areas, meeting space	Dec-2011	Mar-2012
Redevelopments
Boston Copley Plaza-FMT	guestrooms, corridors, public areas, meeting space, fitness area, re-concept F&B	Nov-2011	July-2012
Myrtle Beach Oceanfront Resort-ES	public space, lobby, re-concept F&B	Oct-2011	Apr-2012
Morgans	guestroom additions, public areas, fitness area, re-concept F&B	Feb-2012	Nov-2012

(a)	The public area renovation will begin in the fourth quarter 2012.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Supplemental Financial Data
(in thousands, except per share information)

	June 30,	December 31,
Total Enterprise Value	2012	2011
Common shares outstanding	124,227	124,281
Units outstanding	627	636
Combined shares and units outstanding	124,854	124,917
Common stock price	$4.70	$3.05
Market capitalization	$586,814	$380,997
Series A preferred stock	309,362	309,362
Series C preferred stock	169,412	169,412
Consolidated debt	1,534,752	1,596,466
Noncontrolling interests of consolidated debt	(2,853)	(2,894)
Pro rata share of unconsolidated debt	74,698	75,178
Cash and cash equivalents	(64,099)	(93,758)
Total enterprise value (TEV)	$2,608,086	$2,434,763

Discontinued Operations
(in thousands)

Discontinued operations include the results of operations for six hotels sold in 2012 and eight hotels sold in 2011. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating revenue	$7,894	$25,775	$22,255	$56,097
Operating expenses	(6,233)	(29,672)	(17,825)	(56,128)
Operating income (loss)	1,661	(3,897)	4,430	(31)
Interest expense, net	(531)	(864)	(1,253)	(1,941)
Debt extinguishment	(643)	(50)	(643)	(57)
Gain on sale, net of tax	16,719	6,660	16,719	6,660
Income from discontinued operations	17,206	1,849	19,253	4,631
Depreciation and amortization	—	4,225	1,419	9,109
Interest expense, net	531	864	1,253	1,941
EBITDA from discontinued operations	17,737	6,938	21,925	15,681
Impairment loss	—	5,301	—	5,301
Debt extinguishment	643	50	643	57
Gain on sale, net of tax	(16,719)	(6,660)	(16,719)	(6,660)
Adjusted EBITDA from discontinued operations	$1,661	$5,629	$5,849	$14,379

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Hotel Portfolio Composition

The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	% of Total Rooms	2011 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	21	5,743	29	$79,977
Holiday Inn	9	3,120	16	32,535
Doubletree and Hilton	5	1,206	6	15,347
Sheraton and Westin	4	1,604	8	15,198
Renaissance and Marriott	3	1,321	7	11,354
Fairmont	1	383	1	5,699
Morgans/Royalton	2	282	1	3,845
Core hotels	45	13,659	68	163,955
Non-strategic hotels	24	6,393	32	56,105
Same-store hotels	69	20,052	100	$220,060

Market
San Francisco area	4	1,637	8	$16,808
Boston	3	916	5	14,027
Los Angeles area	3	677	3	13,727
South Florida	3	923	5	13,113
New York area	4	817	4	9,700
Philadelphia	2	728	4	8,805
Atlanta	3	952	5	8,418
Myrtle Beach	2	640	3	7,860
Dallas	2	784	4	7,151
San Diego	1	600	3	6,142
Orlando	2	473	2	5,809
Other markets	16	4,512	22	52,395
Core hotels	45	13,659	68	163,955
Non-strategic hotels	24	6,393	32	56,105
Same-store hotels	69	20,052	100	$220,060

Location
Urban	16	4,931	25	$64,841
Airport	10	3,267	16	35,570
Resort	10	2,928	15	35,194
Suburban	9	2,533	12	28,350
Core hotels	45	13,659	68	163,955
Non-strategic hotels	24	6,393	32	56,105
Same-store hotels	69	20,052	100	$220,060

(a)	Hotel EBITDA is more fully described on page 25.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

The following tables set forth occupancy, ADR and RevPAR for the three and six months ended June 30, 2012 and 2011, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels included in continuing operations.

Detailed Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
Embassy Suites Hotels	78.6	80.1	(1.9)	76.2	76.7	(0.7)
Holiday Inn	81.1	80.5	0.8	74.2	73.5	1.0
Doubletree and Hilton	74.7	75.7	(1.3)	68.8	68.2	0.8
Sheraton and Westin	70.9	70.4	0.7	64.2	68.1	(5.8)
Renaissance and Marriott	72.1	72.8	(1.0)	72.8	71.9	1.3
Fairmont	76.3	84.1	(9.2)	52.0	68.6	(24.2)
Morgans/Royalton	88.0	92.0	(4.4)	82.0	86.0	(4.7)
Core hotels (45)	77.5	78.4	(1.1)	72.8	73.7	(1.3)
Non-strategic hotels (24)	74.6	74.3	0.5	73.6	72.4	1.7
Same-store hotels (69)	76.6	77.1	(0.6)	73.1	73.3	(0.3)

	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
Embassy Suites Hotels	143.26	136.30	5.1	144.46	138.28	4.5
Holiday Inn	149.16	132.42	12.6	137.46	125.33	9.7
Doubletree and Hilton	140.78	133.96	5.1	137.27	133.45	2.9
Sheraton and Westin	118.13	113.65	3.9	111.01	111.92	(0.8)
Renaissance and Marriott	198.38	177.78	11.6	204.53	187.10	9.3
Fairmont	312.75	268.90	16.3	286.27	242.34	18.1
Morgans/Royalton	318.31	290.43	9.6	286.60	269.95	6.2
Core hotels (45)	155.22	144.03	7.8	150.32	142.26	5.7
Non-strategic hotels (24)	119.32	115.22	3.6	120.47	115.55	4.2
Same-store hotels (69)	144.01	135.13	6.6	140.68	133.81	5.1

	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
Embassy Suites Hotels	112.63	109.19	3.1	110.10	106.10	3.8
Holiday Inn	121.00	106.61	13.5	102.01	92.12	10.7
Doubletree and Hilton	105.12	101.35	3.7	94.42	91.06	3.7
Sheraton and Westin	83.72	79.99	4.7	71.29	76.27	(6.5)
Renaissance and Marriott	142.95	129.46	10.4	148.88	134.50	10.7
Fairmont	238.79	226.12	5.6	148.87	166.30	(10.5)
Morgans/Royalton	280.12	267.32	4.8	234.95	232.20	1.2
Core hotels (45)	120.25	112.86	6.5	109.43	104.91	4.3
Non-strategic hotels (24)	89.07	85.62	4.0	88.68	83.67	6.0
Same-store hotels (69)	110.26	104.13	5.9	102.78	98.11	4.8

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Comparable Hotels Operating Statistics for Our Top Markets

	Occupancy (%)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
San Francisco area	83.7	84.2	(0.6)	78.7	76.8	2.6
Boston	80.7	84.2	(4.2)	64.9	76.4	(15.2)
Los Angeles area	81.7	82.3	(0.7)	81.4	77.3	5.3
South Florida	76.9	78.3	(1.8)	81.5	81.8	(0.4)
New York area	83.7	84.1	(0.5)	76.0	76.4	(0.6)
Philadelphia	78.4	82.4	(4.8)	63.6	70.2	(9.4)
Atlanta	77.5	79.4	(2.4)	74.7	77.1	(3.1)
Myrtle Beach	74.3	72.8	2.1	58.6	56.9	3.0
Dallas	66.4	64.4	3.2	67.4	67.0	0.6
San Diego	81.3	79.3	2.5	80.5	76.6	5.1
Orlando	82.3	86.8	(5.2)	83.6	85.8	(2.6)
Other markets	74.1	74.8	(0.9)	70.5	71.2	(1.0)
Core hotels (45)	77.5	78.4	(1.1)	72.8	73.7	(1.3)
Non-strategic hotels (24)	74.6	74.3	0.5	73.6	72.4	1.7
Same-store hotels (69)	76.6	77.1	(0.6)	73.1	73.3	(0.3)
	ADR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
San Francisco area	166.10	141.75	17.2	161.38	139.24	15.9
Boston	229.46	204.13	12.4	199.83	178.61	11.9
Los Angeles area	154.44	146.31	5.6	147.89	145.77	1.5
South Florida	137.36	136.74	0.4	162.07	156.08	3.8
New York area	212.20	199.20	6.5	200.73	192.17	4.5
Philadelphia	166.75	140.67	18.5	148.90	133.90	11.2
Atlanta	107.12	103.22	3.8	108.91	104.98	3.7
Myrtle Beach	158.37	154.56	2.5	139.29	134.64	3.5
Dallas	105.02	106.50	(1.4)	106.25	114.77	(7.4)
San Diego	131.95	113.59	16.2	126.62	117.64	7.6
Orlando	130.57	129.35	0.9	137.24	138.24	(0.7)
Other markets	148.89	141.09	5.5	147.77	141.23	4.6
Core hotels (45)	155.22	144.03	7.8	150.32	142.26	5.7
Non-strategic hotels (24)	119.32	115.22	3.6	120.47	115.55	4.2
Same-store hotels (69)	144.01	135.13	6.6	140.68	133.81	5.1
	RevPAR ($)
	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2012	2011	%Variance	2012	2011	%Variance
San Francisco area	138.97	119.28	16.5	127.05	106.86	18.9
Boston	185.16	171.97	7.7	129.62	136.54	(5.1)
Los Angeles area	126.21	120.38	4.8	120.31	112.63	6.8
South Florida	105.64	107.12	(1.4)	132.04	127.65	3.4
New York area	177.59	167.52	6.0	152.50	146.87	3.8
Philadelphia	130.76	115.84	12.9	94.63	93.93	0.7
Atlanta	82.99	81.95	1.3	81.41	80.99	0.5
Myrtle Beach	117.65	112.44	4.6	81.60	76.58	6.6
Dallas	69.73	68.55	1.7	71.66	76.96	(6.9)
San Diego	107.28	90.14	19.0	101.97	90.11	13.2
Orlando	107.52	112.31	(4.3)	114.67	118.62	(3.3)
Other markets	110.33	105.49	4.6	104.18	100.55	3.6
Core hotels (45)	120.25	112.86	6.5	109.43	104.91	4.3
Non-strategic hotels (24)	89.07	85.62	4.0	88.68	83.67	6.0
Same-store hotels (69)	110.26	104.13	5.9	102.78	98.11	4.8

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Historical Operating Statistics

	Occupancy (%)
	Q3 2011	Q4 2011	2011	Q1 2012	Q2 2012
Core hotels (45)	77.4	67.2	73.0	68.1	77.5
Non-strategic hotels (24)	70.5	66.6	70.5	72.6	74.6
Same-store hotels (69)	75.2	67.0	72.2	69.6	76.6

	ADR ($)
	Q3 2011	Q4 2011	2011	Q1 2012	Q2 2012
Core hotels (45)	143.37	144.55	143.10	144.75	155.22
Non-strategic hotels (24)	111.41	113.72	114.07	121.64	119.32
Same-store hotels (69)	133.76	134.92	134.06	137.02	144.01

	RevPAR ($)
	Q3 2011	Q4 2011	2011	Q1 2012	Q2 2012
Core hotels (45)	111.02	97.11	104.43	98.62	120.25
Non-strategic hotels (24)	78.53	75.70	80.37	88.29	89.07
Same-store hotels (69)	100.60	90.38	96.75	95.31	110.26

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended June 30,
	2012			2011
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$12,028			$(42,397)
Noncontrolling interests	(159)			132
Preferred dividends	(9,678)			(9,678)
Net income (loss) attributable to FelCor common stockholders	2,191			(51,943)
Less: Undistributed earnings allocated to unvested restricted stock	(10)			—
Numerator for basic and diluted income (loss) available to common stockholders	2,181	123,638	$0.02	(51,943)	122,992	$(0.42)
Depreciation and amortization	31,789	—	0.26	30,957	—	0.25
Depreciation, discontinued operations and unconsolidated entities	2,828	—	0.02	7,456	—	0.06
Impairment loss	1,335	—	0.01	7,003	—	0.06
Impairment loss, discontinued operations	—	—	—	5,301	—	0.04
Gain on sale of hotels	(16,719)	—	(0.14)	(6,660)	—	(0.05)
Gain on involuntary conversion	—	—	—	(21)	—	—
Noncontrolling interests in FelCor LP	11	628	—	(183)	433	(0.01)
Undistributed earnings allocated to unvested restricted stock	10	—	—	—	—	—
Conversion of unvested restricted stock	—	278	—	—	—	—
FFO	21,435	124,544	0.17	(8,090)	123,425	(0.07)
Acquisition costs	59	—	—	827	—	0.01
Debt extinguishment, including discontinued operations	805	—	0.01	23,710	—	0.19
Pre-opening costs	43	—	—	—	—	—
Conversion of unvested restricted stock	—	—	—	—	855	—
Adjusted FFO	$22,342	124,544	$0.18	$16,447	124,280	$0.13

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Six Months Ended June 30,
	2012			2011
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(16,833)			$(74,123)
Noncontrolling interests	239			194
Preferred dividends	(19,356)			(19,356)
Net loss attributable to FelCor common stockholders	(35,950)	123,651	$(0.29)	(93,285)	109,249	$(0.85)
Depreciation and amortization	63,362	—	0.51	61,744	—	0.57
Depreciation, discontinued operations and unconsolidated entities	7,084	—	0.06	15,565	—	0.14
Gain on involuntary conversion	—	—	—	(171)	—	—
Impairment loss	1,335	—	0.01	7,003	—	0.06
Impairment loss, discontinued operations	—	—	—	5,301	—	0.05
Gain on sale of hotels	(16,719)	—	(0.14)	(6,660)	—	(0.06)
Noncontrolling interests in FelCor LP	(185)	632	—	(303)	359	(0.01)
Conversion of unvested restricted stock	—	233	—	—	—	—
FFO	18,927	124,516	0.15	(10,806)	109,608	(0.10)
Acquisition costs	97	—	—	946	—	0.01
Debt extinguishment, including discontinued operations	812	—	0.01	23,961	—	0.22
Severance costs	380	—	—	—	—	—
Pre-opening costs	43	—	—	—	—	—
Conversion of unvested restricted stock	—	—	—	—	860	—
Adjusted FFO	$20,259	124,516	$0.16	$14,101	110,468	$0.13

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and
Same-store Adjusted EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income (loss)	$12,028	$(42,397)	$(16,833)	$(74,123)
Depreciation and amortization	31,789	30,957	63,362	61,744
Depreciation, discontinued operations and unconsolidated entities	2,828	7,456	7,084	15,565
Interest expense	31,682	34,400	62,771	67,209
Interest expense, discontinued operations and unconsolidated entities	1,229	1,990	2,627	4,197
Amortization of stock compensation	1,242	1,774	2,538	3,577
Noncontrolling interests in other partnerships	(148)	(51)	54	(109)
EBITDA	80,650	34,129	121,603	78,060
Impairment loss	1,335	7,003	1,335	7,003
Impairment loss, discontinued operations	—	5,301	—	5,301
Debt extinguishment, including discontinued operations	805	23,710	812	23,961
Acquisition costs	59	827	97	946
Gain on sale of hotels	(16,719)	(6,660)	(16,719)	(6,660)
Gain on involuntary conversion	—	(21)	—	(171)
Severance costs	—	—	380	—
Pre-opening costs	43	—	43	—
Adjusted EBITDA	66,173	64,289	107,551	108,440
Adjusted EBITDA from discontinued operations	(1,661)	(5,629)	(5,849)	(14,379)
Adjusted EBITDA from acquired hotels(a)	—	875	—	165
Same-store Adjusted EBITDA	$64,512	$59,535	$101,702	$94,226

(a)	For same-store metrics, we have included the two hotels acquired in May 2011 for all periods presented.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Same-store operating revenue:
Room	$200,186	$189,033	373,202	354,362
Food and beverage	40,616	40,962	77,140	77,004
Other operating departments	15,243	14,280	26,870	26,504
Same-store operating revenue	256,045	244,275	477,212	457,870
Same-store operating expense:
Room	51,268	49,865	99,001	95,663
Food and beverage	31,537	30,535	61,286	59,507
Other operating departments	6,167	6,481	11,901	12,247
Other property related costs	65,508	63,372	129,943	126,142
Management and franchise fees	11,969	11,224	22,335	21,076
Taxes, insurance and lease expense	15,889	13,995	30,841	27,852
Same-store operating expense	182,338	175,472	355,307	342,487
Hotel EBITDA	$73,707	$68,803	$121,905	$115,383
Hotel EBITDA Margin	28.8%	28.2%	25.5%	25.2%

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to
Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Same-store operating revenue(a)	$256,045	$244,275	$477,212	$457,870
Other revenue	956	1,011	1,231	1,236
Revenue from acquired hotels	—	(4,883)	—	(11,454)
Total revenue	257,001	240,403	478,443	447,652
Same-store operating expense(a)	182,338	175,472	355,307	342,487
Consolidated hotel lease expense(b)	11,236	10,497	20,429	18,801
Unconsolidated taxes, insurance and lease expense	(1,933)	(1,753)	(3,765)	(3,436)
Corporate expenses	6,167	6,910	14,379	16,447
Depreciation and amortization	31,789	30,957	63,362	61,744
Impairment loss	1,335	7,003	1,335	7,003
Expenses from acquired hotels(a)	—	(4,008)	—	(11,289)
Other expenses	800	1,616	1,763	2,247
Total operating expenses	231,732	226,694	452,810	434,004
Operating income	$25,269	$13,709	$25,633	$13,648

(a)	For same-store metrics, we have included the two hotels acquired in May 2011 for all periods presented.

(b)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Reconciliation of Forecasted Net Loss to Forecasted Adjusted FFO and
Adjusted EBITDA
(in millions, except per share and unit data)

	Full Year 2012 Guidance
	Low Guidance		High Guidance
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(58)		$(53)
Preferred dividends	(39)		(39)
Net loss attributable to FelCor common stockholders	(97)	$(0.78)	(92)	$(0.74)
Gain on sale of hotels	(17)		(17)
Depreciation(c)	138		141
Impairment	1		1
FFO	25	$0.20	33	$0.27
Debt extinguishment	1		1
Adjusted FFO	$26	$0.21	$34	$0.28

Net loss attributable to FelCor(b)	$(58)		$(53)
Depreciation(c)	138		141
Interest expense(c)	129		131
Amortization expense	5		5
EBITDA	214		224
Gain on sale of hotels	(17)		(17)
Impairment	1		1
Debt extinguishment	1		1
Adjusted EBITDA	$199		$209

(a)	Weighted average shares and units are 124.7 million.

(b)	For guidance, we have assumed no gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.

FFO and EBITDA

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.

Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items, including but not limited to those described below, provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

•
Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

•
Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

In addition, to derive Adjusted EBITDA we exclude gains or losses on the sale of depreciable assets and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Hotel EBITDA and Hotel EBITDA Margin

Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin by eliminating all revenues and expenses from continuing operations not directly associated with hotel operations, including corporate-level expenses, depreciation and amortization, and expenses related to our capital structure.  We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis.

We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets, and implicitly assume that the value of real estate assets diminishes predictably over time, accurately reflect an adjustment in the value of our assets.  We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels.  Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Second Quarter 2012 Operating Results
July 25, 2012

Use and Limitations of Non-GAAP Measures

Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies.  We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.

The use of these non-GAAP financial measures has certain limitations.  These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies.  These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures.  Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.  Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP.  They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP.  These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure.  Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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